Exhibit 10.59

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE is made this 23rd day of March, 2007, by and between RB KENDALL FEE, LLC (“Landlord”) and CEQUENT PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

R E C I T A L S:

A. Reference is made to an Indenture of Lease dated December 19, 2006, by and between Landlord, and Tenant, as amended by First Amendment of Lease also dated December 19, 2006 (as amended, the “Lease”) demising approximately 4,629 s.f. of rentable square feet of space on a portion of the first floor and approximately 456 s.f. of rentable space in the basement of the Building 600/700 at One Kendall Square, Cambridge, Massachusetts. Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B. Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C. Landlord and Tenant now desire to amend the Lease as set forth herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Notwithstanding anything in the Lease to the contrary, Tenant shall, for the Term of the Lease only, as same may be extended pursuant to Section 29.15 of the Lease, have the exclusive license to use the Storage Space (approximately 98 s.f.) in the basement of Building 600/700 at One Kendall Square, Cambridge, Massachusetts as shown as unit #2 on the plan attached hereto as Exhibit A-1 (“Storage Space”), for the storage of Tenant’s personal property and effects relating to its permitted use of the premises under the Lease and for no other purpose(s). Except as otherwise provided herein, Tenant’s use of the Storage Space shall be subject to all of the terms and conditions of the Lease. Tenant agrees to pay to Landlord, in advance and as additional rent under the Lease without demand, offset or deduction, at the same time as monthly installments of Yearly Rent are due under the Lease, a license fee equal to $89.83 per month during each month of the Term. In the event of the termination or expiration of the Lease, Tenant’s license to use the Storage Space, if not already terminated or expired, shall immediately terminate without any further notice or demand. Tenant agrees that it is taking the Storage Space “as-is”, in the condition in which the Storage Space is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Storage Space for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Storage Space or its fitness for any use or purpose. Tenant shall keep neat and clean and maintain in good order, condition and repair, the Storage Space excepting only damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Storage Space at the expiration of the Lease, unless sooner terminated, in such condition, free of all personal property and effects. Tenant shall maintain and use the Storage Space in accordance with all Federal, State, County and Municipal laws, rules, orders and regulations. Tenant acknowledges and agrees that Landlord shall have no obligation to provide cleaning or other services to the Storage Space. In addition to the other termination rights set forth in the Lease, either party shall have the right to terminate this license to use the Storage Space upon not less than thirty (30) days written notice to the other party, and upon such termination Tenant shall surrender the Storage Space as set forth above.

2. Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Second Amendment and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Second Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

3. In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this Second Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC,		CEQUENT PHARMACEUTICALS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Robert L. Beal	By:	/s/ Peter D. Parker
	Robert L. Beal, its authorized signatory		Name: Peter D. Parker
Title: President and CEO